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                                                                    Exhibit 99.1

[AIR PRODUCTS LOGO]                                                 News Release
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Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501


03232


        AIR PRODUCTS TO ACQUIRE ASHLAND'S ELECTRONIC CHEMICALS BUSINESS
        ---------------------------------------------------------------
             Global Acquisition Strengthens Company's Position as a Leading Materials Supplier to the Electronics Industry

   Access the Air Products acquisition teleconference scheduled for 10:00 AM
       Eastern Time today by calling 719-457-2621 or listen on the Web at www.airproducts.com/Invest/PresentationSummary.htm.

LEHIGH VALLEY, Pa. (June 30, 2003) - Air Products (NYSE:APD), a globally diversified gases and chemicals company and a leading supplier to the semiconductor industry, announced today that it has signed a definitive agreement to acquire the Electronic Chemicals business of Ashland Specialty Chemical Company, a division of Ashland Inc. (NYSE:ASH), in a cash transaction valued at approximately USD $300 million. The acquisition, which is subject to regulatory approvals, is expected to be accretive to earnings in the first year. Closing would follow receipt of regulatory approvals.

Ashland's Electronic Chemicals business is a leading global electronic service provider and supplier of ultrapure specialty chemicals used by the electronics industry to make semiconductor devices. Ashland Electronic Chemicals business offerings include ACT(R) photoresist strippers; etch residue strippers and low-k dielectric and copper strippers; high-purity process chemicals (HPPC) offering basic and custom-performance blends of acids and solvents; copper plating solutions; chemical mechanical planarization (CMP) slurries and post-CMP cleaners; and Fab Services which provide on-site chemical management, parts cleaning, and tool assembly and refurbishment for semiconductor manufacturing plants--or fabs.

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The USD $200 million Electronic Chemicals business of Ashland has approximately
800 employees and has built a worldwide network of sales and marketing offices. The ACT photoresist strippers have application labs and manufacturing facilities in Hsin-Chu, Taiwan; near Seoul, South Korea, in the Kyonggi Province, Pyongtaek City; Kawasaki, Japan; and Easton, Pa. HPPC products are manufactured at the Easton, Pa. plant, as well as in Kaohsiung, Taiwan; Pueblo, Colo.; Dallas, Texas; and Milan, Italy. The CMP suite of products has an application lab in Dublin, Ohio and is manufactured in Dallas, Texas. Fab Services have various on-site chemical management locations throughout North America, as well as a European base in Glasgow, Scotland. Parts cleaning is conducted out of Carrollton, Texas, and Phoenix, Ariz., where tool refurbishment also takes place.

"The Ashland acquisition strongly illustrates our corporate-wide strategy to identify and invest in higher growth, higher return businesses," said John P. Jones, chairman and CEO, Air Products. "For electronics in particular, this deal is the right fit at the right time because it capitalizes on our unique skills as the world's only combined gases and chemicals company while strengthening our global position as a market leader in the industry," he stated. "Over the past year, we have reinvested more than half a billion dollars in our growth platforms, and we will continue to look for similar opportunities that effectively blend our strengths and skills with our corporate strategy."

Along with Electronics, Air Products' growth platforms include Refinery Hydrogen and Energy Solutions, Performance Materials and Healthcare. The aim of the Electronics Division is to be the premier materials service solution provider to the electronics industry throughout the world.

"The acquisition of Ashland's Electronic Chemicals business makes sense on so many levels for Air Products," said Gerald G. Ermentrout, vice president and general manager of Air Products' Electronics Division. "First, it will give us a more intimate electronic chemicals process knowledge that will enhance our ability to develop new materials and solutions. Second, Ashland's product line complements our existing portfolio and significantly expands our position in high growth specialty materials, as well as our presence in Asia. And third, our two


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companies have employees who share similar cultures, experiences and values such as safety, innovation, quality and customer service," said Mr. Ermentrout. "What this means for our customers is they will see an immediate increase in the breadth of our offerings and global service capabilities, increased depth of understanding of their processes, and additional integrated solutions development for current and next generation technologies."


Ashland's Electronic Chemicals business would become a complementary business to Air Products' $1 billion worldwide Electronics Division. Air Products meets the materials and service needs of the semiconductor industry by offering a complete product and service portfolio. The portfolio encompasses all the consumable products that surround the process tool in semiconductor manufacturing. This global reach includes MEGASYS(R) Total Gas and Chemical Management services; specialty materials, including electronic specialty gases, ultra-high purity chemicals, OptiYield(TM) developers, and DuPont Air Products NanoMaterials LLC slurries and process chemicals; liquid and bulk gases; ultra-high purity equipment; turn key project execution services through TRiMEGA Electronics, L.L.C.; analytical services and microelectronics applications.

About Air Products

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. The company is the largest global supplier of electronic materials, hydrogen, helium and select performance chemicals. Founded in 1940, Air Products is recognized for its innovative culture, operational excellence and commitment to safety and the environment. With annual revenues of $5.4 billion and operations in over 30 countries, the company's 17,200 employees build lasting relationships with their customers and communities based on understanding, integrity and passion. For more information, visit www.airproducts.com.

About Ashland

Ashland Inc. (NYSE:ASH) is a Fortune 500 company providing products, services and customer solutions throughout the world. Businesses include road



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construction, specialty chemicals, lubricants, car-care products, chemical and plastics distribution and transportation fuels. Through the dedication of its employees, Ashland is "The Who In How Things Work(TM)." Find us at www.ashland.com.

***NOTE: This release may contain forward-looking statements. Actual results could vary materially, due to changes in current expectations.

Media Inquiries:
---------------
     Katherine Hilgert, tel: (610) 481-1188; e-mail: hilgerk@apci.com.

Investor Inquiries:
-------------------
     Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.

EDITOR'S NOTE: Air Products will host a conference call and an accompanying slide presentation Webcast today (June 30, 2003) at 10:00 a.m. Eastern Time to discuss the acquisition of Ashland's Electronic Chemicals business. To participate, please call 719-457-2621 at least five minutes prior to start time. To access the live Webcast, please log on to www.airproducts.com/Invest/PresentationSummary.htm approximately 15 minutes prior to the call to register, and download and install any necessary software. A replay of the conference call will be available by dialing 888-203-1112 (outside the U.S. 719-457-0820) and entering passcode 797834. The conference call replay and Webcast will be available beginning at 12:30 p.m. Eastern Time on June 30, 2003 through July 14, 2003.

A virtual press kit is available at Air Products on-line Press Room at www.airproducts.com/pressroom.



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